                                                                   EXHIBIT 99.1

                                  [GSB LOGO]

                           GOLDEN STATE BANCORP INC.

                       FORM OF PROXY FOR SPECIAL MEETING
                          TO BE HELD ON       , 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOLDEN STATE
BANCORP INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [       ], 2002. THE
MEETING WILL BE HELD IN [PLACE] AT [TIME] LOCAL TIME.


   The undersigned hereby appoints Gerald J. Ford, Carl B. Webb and Richard H. Terzian, or any of them, with full power of substitution in each, proxies to vote as herein stated on behalf of the undersigned, at the special meeting of
stockholders of Golden State Bancorp Inc. on       , 2002, and at any
adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.


            IMPORTANT--This Proxy is continued on the reverse side. Please sign and date on the reverse side and return today.

                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

   THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.


1. To approve and adopt the Agreement and Plan of            FOR AGAINST ABSTAIN
   Merger, dated as of May 21, 2002, by and among            [_]   [_]     [_]
   Golden State Bancorp Inc., Citigroup Inc., and
   Mercury Merger Sub, Inc., a wholly owned
   subsidiary of Citigroup, which provides, among
   other things, for the merger of Golden State with
   and into Mercury Merger Sub, Inc.

2. To approve an adjournment of the meeting, if              FOR AGAINST ABSTAIN
   necessary, to solicit additional votes in favor of the    [_]   [_]     [_]
   merger.

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

                                            Please sign exactly as name appears
                                            hereon. Joint owners should each
                                            sign. When signing as an executor,
                                            corporate officer or in any other
                                            representative capacity, please
                                            give full title as such.

                                            Dated:                      , 2002
                                                 ------------------

                                            ---------------------------

                                            ---------------------------
                                            SIGNATURE(S)